Exhibit 99.1

AT VITAL IMAGES:	AT PADILLA SPEER BEARDSLEY:
Peter J. Goepfrich	Nancy A. Johnson, (612) 455-1745
Chief Financial Officer	Marian Briggs, (612) 455-1742
(952) 487-9500	njohnson@psbpr.com/mbriggs@psbpr.com
www.vitalimages.com

FOR IMMEDIATE RELEASE

Vital Images Announces First Quarter Results

Minneapolis, May 2, 2011 - Vital Images, Inc. (NASDAQ: VTAL), a leading provider of advanced visualization and analysis software, today reported financial results for the first quarter ended March 31, 2011. First quarter revenue was $14.9 million, compared to $14.8 million for the first quarter of 2010.

First quarter net income was $43,000, or $0.00 per diluted share, compared to a net loss of $1.1 million, or $(0.08) per diluted share, for the first quarter of 2010. First quarter adjusted EBITDA (a non-GAAP measure) was $1.3 million, consistent with the first quarter of 2010.

The company’s total cash and investments were $140.5 million as of March 31, 2011, compared to $139.9 million as of December 31, 2010.

The first quarter earnings conference call originally scheduled for May 5, 2011 has been cancelled, in light of the definitive agreement announced on April 27, 2011, pursuant to which a subsidiary (“Merger Sub”) of Toshiba Medical Systems Corporation (“TMSC”) will acquire all of the outstanding shares of common stock of Vital Images through a cash tender offer followed by a merger.

About Vital Images
Vital Images, Inc. is a leading provider of advanced visualization and analysis software for physicians and healthcare specialists. The company's software provides users productivity and communication tools to improve patient care that can be accessed throughout the enterprise anytime, anywhere via the Web. Established in 1988 and headquartered in Minneapolis, Vital Images also has offices in Europe and Asia. For more information, visit www.vitalimages.com.

Vital Images® and Vitrea® are registered trademarks of Vital Images, Inc. Vital disclaims any proprietary interest in the marks and names of others.

Notice to Investors
The tender offer for the outstanding shares of Vital Images common stock referenced in this press release has not yet commenced. This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The solicitation and the offer to buy shares of Vital Images' common stock will be made pursuant to an offer to purchase and related materials that Merger Sub and TMSC expect to file with the U.S. Securities and Exchange Commission (SEC). At the time the tender offer is commenced, Merger Sub and TMSC will file a tender offer statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other tender offer documents) with the SEC and Vital Images will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Shareholders of Vital Images are strongly advised to read the tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the related solicitation/recommendation statement when they become available because they will contain important information that Vital Images shareholders should consider before making any decision regarding tendering their shares. These materials (and all other materials filed by Vital Images with the SEC) will be available to all shareholders of Vital Images at no expense to them on the SEC's website at www.sec.gov. Free copies of the tender offer statement and related materials and the solicitation/recommendation statement, when available, may be obtained from the information agent for the tender offer.

Non-GAAP Information
To supplement the company's condensed consolidated financial statements presented on a GAAP basis, the company uses adjusted EBITDA (a non-GAAP measure), which excludes certain items presented under GAAP. The company uses adjusted EBITDA to develop budgets, to assess its operating performance, to increase comparability among different periods and to serve as a measurement for incentive compensation. The company uses adjusted EBITDA even though it is not probable that the financial impact of excluded amounts will be immaterial in the future. Additionally, amounts excluded from adjusted EBITDA are managed by and are the responsibility of the company's management. The company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the company's results of operations from the same perspective as management and the company's board of directors.

The method the company uses to produce non-GAAP measures is not in accordance with GAAP and may not be computed the same as similarly titled measures used by other companies. These non-GAAP results should not be considered in isolation or regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating the company's business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon the company's reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both the company's financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements
This press release contains forward-looking statements that are not historical facts and are subject to risks and uncertainties that could cause actual results to differ materially from those described. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements in this press release include statements regarding the anticipated benefits of the proposed transaction; statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding dependence on market growth; statements regarding challenges associated with international expansion; statements regarding the ability to predict product, customer and geographic sales mix; statements regarding fluctuations in interest rates; statements regarding regulatory approvals; statements regarding the timely introduction, availability and acceptance of new products; statements regarding the impact of competitive products and pricing; statements regarding dependence on major customers; statements regarding the ability to successfully manage operating costs; statements regarding fluctuations in quarterly results; statements regarding approval of products for reimbursement and the level of reimbursement; and any statements of assumptions underlying any of the foregoing. All forward-looking statements are based largely on current expectations and beliefs concerning future events, approvals and transactions that are subject to substantial risks and uncertainties. Factors that may cause or contribute to the actual results or outcomes being different from those contemplated by forward-looking statements include: risks and uncertainties associated with the tender offer, including uncertainties as to the timing of the tender offer and merger, uncertainties as to how many of Vital Images' shareholders will tender their shares in the offer, the risk that competing offers will be made, and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors that may cause Vital Images' actual results to differ materially from those expressed or implied in the forward-looking statements are discussed in Vital Images' filings with the SEC, including in its periodic reports filed on Form 10-K and Form 10-Q with the SEC. Copies of Vital Images' filings with the SEC may be obtained at the “Investors” section of Vital Images' website at www.vitalimages.com. The forward-looking statements made in this release are made only as of the date of this release, and Vital undertakes no obligation to update them to reflect subsequent events or circumstances.

Vital Images, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended
	March 31,
	2011	2010
Revenue:
License fees	$5,440	$5,521
Maintenance and services	8,715	8,804
Hardware	697	434
Total revenue	14,852	14,759

Cost of revenue:
License fees	853	917
Maintenance and services	2,891	2,347
Hardware	553	440
Total cost of revenue	4,297	3,704

Gross profit	10,555	11,055

Operating expenses:
Sales and marketing	4,695	5,479
Research and development	3,336	4,030
General and administrative	2,585	2,722
Total operating expenses	10,616	12,231

Operating loss	(61)	(1,176)

Interest income	128	108
Income (loss) before income taxes	67	(1,068)
Provision for income taxes	24	24
Net income (loss)	$43	$(1,092)

Net income (loss) per share – basic	$0.00	$(0.08)
Net income (loss) per share – diluted	$0.00	$(0.08)

Weighted average common shares outstanding – basic	14,021	14,332
Weighted average common shares outstanding – diluted	14,120	14,332

Vital Images, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$68,225	$87,697
Marketable securities	50,257	46,519
Accounts receivable, net	13,080	14,089
Prepaid expenses and other current assets	3,151	3,579
Total current assets	134,713	151,884
Marketable securities	22,039	5,685
Property and equipment, net	3,347	3,849
Other intangible assets, net	—	22
Goodwill	9,089	9,089
Total assets	$169,188	$170,529

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,944	$2,311
Accrued compensation	2,325	2,827
Accrued royalties	583	892
Other current liabilities	1,880	2,223
Deferred revenue	16,554	16,409
Total current liabilities	23,286	24,662
Deferred revenue	991	1,085
Deferred rent	—	36
Total liabilities	24,277	25,783

Stockholders’ equity:
Preferred stock: $0.01 par value; 5,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.01 par value; 40,000 shares authorized; 14,002 issued and outstanding as of March 31, 2011; and 14,034 shares issued and outstanding as of December 31, 2010	140	140
Additional paid-in capital	167,219	167,071
Accumulated deficit	(22,555)	(22,598)
Accumulated other comprehensive income	107	133
Total stockholders’ equity	144,911	144,746
Total liabilities and stockholders’ equity	$169,188	$170,529

Vital Images, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$43	$(1,092)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	715	927
Amortization of identified intangible assets	22	90
Provision for doubtful accounts	(125)	66
Amortization of discount and accretion of premium on marketable securities	132	(3)
Equity-based compensation	619	1,487
Amortization of deferred rent	(107)	(102)
Changes in operating assets and liabilities:
Accounts receivable	1,134	(938)
Prepaid expenses and other assets	428	140
Accounts payable	(316)	44
Accrued expenses and other liabilities	(1,084)	(1,041)
Deferred revenue	51	318
Net cash provided by (used in) operating activities	1,512	(104)

Cash flows from investing activities:
Purchases of property and equipment	(264)	(230)
Purchases of marketable securities	(37,999)	—
Proceeds from maturities of marketable securities	9,750	—
Proceeds from sales of marketable securities	7,999	—
Net cash used in investing activities	(20,514)	(230)

Cash flows from financing activities:
Repurchases of common stock	(1,046)	—
Proceeds from sale of common stock under stock plans	576	1,332
Payment for options tendered	—	(194)
Net cash (used in) provided by financing activities	(470)	1,138

Net (decrease) increase in cash and cash equivalents	(19,472)	804
Cash and cash equivalents, beginning of period	87,697	120,317
Cash and cash equivalents, end of period	$68,225	$121,121

Vital Images, Inc.
Supplemental Financial Information

Revenue Summary (dollars in thousands):

	For the Three Months Ended
	March 31,
	2011		2010
Revenue:
License fees	$5,440		$5,521
Maintenance and services	8,715		8,804
Hardware	697		434
Total revenue	$14,852		$14,759

Revenue by channel and as a percent of total revenue:
Direct and other distributors	$8,191	55%	$6,539	44%
Toshiba	6,661	45%	8,220	56%
Total revenue	$14,852	100%	$14,759	100%

License fee revenue by channel and as a percent of total license fee revenue:
Direct and other distributors	$2,144	39%	$1,000	18%
Toshiba	3,296	61%	4,521	82%
Total license fee revenue	$5,440	100%	$5,521	100%

Maintenance and services revenue by channel and as a percent of total maintenance and services revenue:
Direct and other distributors	$5,540	64%	$5,144	58%
Toshiba	3,175	36%	3,660	42%
Total maintenance and services revenue	$8,715	100%	$8,804	100%

Revenue by geography:
United States	$10,439		$9,644
Europe	2,371		2,681
Asia and Pacific	1,220		1,604
Other foreign	822		830
Total revenue	$14,852		$14,759
Export revenue as a percent of total revenue:	30%		35%

Reconciliation from GAAP results to adjusted EBITDA (in thousands):

	For the Three Months Ended
	March 31,
	2011	2010
Adjusted EBITDA (in thousands):
Operating loss	$(61)	$(1,176)
Equity-based compensation	619	1,487
Depreciation and amortization of property and equipment	715	927
Amortization of identified intangible assets	22	90
Adjusted EBITDA	$1,295	$1,328
###